Exhibit 99.1

PRESS RELEASE November 10, 2022

5E ADVANCED MATERIALS REPORTS FIRST QUARTER 2023 RESULTS

HIGHLIGHTS

•
Small-Scale Boron Facility ("SSBF") on target for mechanical completion in CY 2022
•
Board enhanced by appointment of three U.S. based directors with global industry experience
•
Research efforts expanded into boron-based solar energy systems in partnership with Boston College
•
Investor engagement increasing with investor roadshows and 5EA's inclusion in the S&P/ASX 300 Index
•
Customer discussions and advanced materials strategy advancing on favorable market conditions
•
Balance sheet strengthened to $74.2 million cash ($64.2 million available cash) as of September 30, 2022

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex, today announced its financial results for the quarter ended September 30, 2022. The Company also invites shareholders and interested parties to a pre-recorded Investor briefing to be released on the Company’s website on Wednesday, November 16, 2022 at 4:30pm EST.

First Quarter 2023 Financial Highlights:

As of quarter-end, the Company maintained a cash balance of $74.2 million and an available cash balance of $64.2 million. Construction in progress was $33.3 million, compared to $25.6 million in the prior fiscal quarter ended June 30, 2022 as the Company advances construction of the SSBF.

Project expenses decreased 25% year-over-year, primarily due to a $4.2 million reduction in drilling activity for water monitoring wells, partially offset by a $3.0 million increase in plugging, abandonment, and other site expenses. General and administrative expenses decreased by 16% year-over-year, primarily driven by $2.0 million of non-recurring costs incurred during the three months ended September 30, 2021 relating to the Company’s Nasdaq listing and reorganization. The absence of these costs during the last reported period were partially offset by a $0.3 million increase in liability insurance and $0.6 million increase in salaries and benefits due to an increase in predominantly operational headcount from 11 at September 30, 2021 to 27 at September 30, 2022. Research and development expenses increased year-over-year as the Company progressed its advanced materials strategy and depreciation and amortization expenses increased as the Company began placing assets into service.

During the quarter, the Company recognized a $13.9 million unrealized gain resulting from the change in fair value of the convertible note derivative liability. Interest expense increased due to the issuance of the convertible note and inclusion of $0.6 million of debt issuance cost amortization, while interest income increased after purchasing a certificate of deposit in September 2022.

S

	Three Months Ended September 30,		Variance
	2022	2021	$	%
	($ in thousands)
COSTS AND EXPENSES
Project expenses	$3,595	$4,786	$1,191	25%
General and administrative	4,886	5,841	955	16%
Research and development	39	—	(39)	N/A
Depreciation and amortization expense	37	20	(17)	-85%
Total costs and expenses	8,557	10,647	2,090	20%
LOSS FROM OPERATIONS	(8,557)	(10,647)	2,090	-20%
NON-OPERATING INCOME (EXPENSE)
Other income	14	10	4	40%
Interest income	61	1	60	*
Derivative gain (loss)	13,909	—	13,909	N/A
Interest expense	(821)	(2)	(819)	*
Net foreign exchange gain (loss)	—	1,169	(1,169)	-100%
Total non-operating income (expense)	13,163	1,178	11,985	NM
NET INCOME (LOSS)	$4,606	$(9,469)	$14,075	-149%

* Represents a percentage change greater than +/- 300%

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosures

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependant on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small Scale Boron Facility; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s Form 10-K filed on September 28, 2022. Additional risks are also disclosed by 5E in its filings with the U.S. Securities and Exchange Commission, throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

For further information contact:

Chance Pipitone Investor Relations cpipitone@5eadvancedmaterials.com Ph: +1 (346) 433-8912	J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076	Chris Sullivan Media chris@macmillancom.com Ph: +1 (917) 902-0617